UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2013

OCCIDENTAL PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10889 Wilshire Boulevard
Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code:  (310) 208-8800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.  below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           Item 8.01 below is incorporated by reference herein.

Item 7.01       Regulation FD Disclosure

A copy of Occidental Petroleum Corporation’s (the “Company”) press release regarding, among other things, its succession planning process and certain initiatives adopted by the Company’s Board of Directors (the “Board”) relating to corporate governance and compensation matters, is attached hereto as Exhibit 99.1.  The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01       Other Events

On April 29, 2013, the Company announced that (a) Stephen Chazen, President and Chief Executive Officer of the Company, is expected to continue to serve in such roles through the end of 2014 and (b) the Board is adopting the following policies:

Corporate Governance

—	Going forward, it will be the policy of the Board to have an independent director serve as Chairman;
—	The chairs of each Board committee and the independent Chairman will be rotated at least every five years;
—	The Board will add at least two new independent directors; emphasis will be placed on industry knowledge;
—	Going forward, it will be the policy of the Board that former CEOs of the Company will not be eligible to serve on the Board;
—	The mandatory retirement age for the CEO will be fixed at 68 years of age;
—	The Board will create a Committee on Management Succession and Talent Development; the Board is committed to CEO and executive succession and development;
—	The independent directors will continue to hold at least one executive session without management present during each Board meeting;

Director & Executive Compensation

—
The annual common stock grant to non-employee directors will immediately be reduced by at least 20%, and the director compensation program will be reviewed and revised this year to bring director compensation levels in line with peers;

—
The discretionary portion of the CEO bonus will be reduced to no more than 20% from 40%, and in evaluating the CEO’s performance, emphasis will be placed on the Company’s financial performance as well as succession planning, talent development and maintaining and improving the Company’s achievements on health, safety and environmental matters;

—	The Total Shareholder Return (“TSR”) Award under the Company’s Long Term Incentive Program will be limited to 50% of the maximum target if TSR is negative over the performance period;

—
Future recruitment incentives/bonuses for senior executive officers designed to provide recruits with benefits similar to what they would forgo in order to accept a position with the Company will be paid primarily in equity with retention periods; and

—
The design of the entire Long Term Incentive Program will be reviewed and modified to fully align pay and performance, to align the Program with those of top-performing Company peers and to reflect best practices.  In this regard, Mr. Chazen proposed that he will not be eligible for any bonus or current earnings-based compensation during his remaining tenure as CEO.  He also proposed that he will not receive any grants under the existing TSR-based program.  This will allow the Board an opportunity to thoughtfully formulate a new compensation plan for the CEO position.

Item 9.01       Financial Statements and Exhibits.

99.1	Press release dated April 29, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE: April 29, 2013	/s/ ROY PINECI
Roy Pineci, Vice President, Controller
and Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated April 29, 2013.